EXECUTION COPY

                   BEAR STEARNS ASSET BACKED SECURITIES, INC.,

                                  as Purchaser

                                       and

                              UNITED NATIONAL BANK

                                    as Seller

                          HOME LOAN PURCHASE AGREEMENT

                            Dated as of March 1, 1999

                                   Home Loans

                  United National Home Loan Owner Trust 1999-1

                                Table of Contents

                                                                            Page

                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.01.     Definitions........................................4

                                   ARTICLE II.
                  SALE OF HOME LOANS; PAYMENT OF PURCHASE PRICE

         Section 2.01.     Sale of Home Loans.................................4
         Section 2.02.     [RESERVED].........................................5
         Section 2.03.     Obligations of Seller Upon Sale....................5
         Section 2.04.     Payment of Purchase Price for the Home Loans.......7

                                  ARTICLE III.
               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

         Section 3.01.     Seller Representations and Warranties
                              Relating to the Home Loans.......................8
         Section 3.02.     Seller Representations and Warranties...............8
         Section 3.03.     Representations and Warranties of the Purchaser....10
         Section 3.04.     Remedies for Breach................................10

                                   ARTICLE IV.
                               SELLER'S COVENANTS

         Section 4.01.     Covenants of the Seller............................11

                                   ARTICLE V.
                                   [RESERVED]

                                   ARTICLE VI.
                                   TERMINATION

         Section 6.01.     Termination........................................11

                                  ARTICLE VII.
                            MISCELLANEOUS PROVISIONS

         Section 7.01.     Amendment..........................................11
         Section 7.02.     Governing Law......................................12
         Section 7.03.     Notices............................................12
         Section 7.04.     Severability of Provisions.........................12
         Section 7.05.     Counterparts.......................................12
         Section 7.06.     Further Agreements.................................12
         Section 7.07.     Intention of the Parties...........................13
         Section 7.08.     Successors and Assigns: Assignment of
                              Purchase Agreement..............................13
         Section 7.09.     Survival...........................................13

Schedule I  Home Loans.......................................................I-1

     HOME LOAN PURCHASE AGREEMENT, dated as of March 1, 1999 (the "Agreement"), between United National Bank (the "Seller") and Bear Stearns Asset Backed Securities, Inc. (the "Purchaser").

                               W I T N E S S E T H

     WHEREAS, the Seller is the owner of (i) the notes or other evidence of indebtedness (the "Debt Instruments") so indicated on Schedule I hereto referred to below, and Related Documents (as defined below) (collectively, the "Home Loans");

     WHEREAS, the Seller in the case of the Home Loans, as of the date hereof owns the mortgages (the "Mortgages") on the properties (the "Mortgaged Properties") securing such Home Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Home Loans or the Mortgaged Properties or the Obligors on the Home Loans;

     WHEREAS, the parties hereto desire that the Seller sell the Home Loans to the Purchaser pursuant to the terms of this Agreement;

     WHEREAS, pursuant to the terms of a Sale and Servicing Agreement dated as of March 1, 1999 (the "Sale and Servicing Agreement") among the Trust, as issuer, the Purchaser, as depositor, the Seller, as seller, Advanta Mortgage Corp., USA, as servicer, and U.S. Bank National Association, as indenture trustee, co-owner trustee and custodian (the "Indenture Trustee"), the Purchaser will convey the Home Loans to United National Home Loan Trust 1999-1 (the "Trust"); and

     WHEREAS, the Purchaser will assign to the Issuer and the Issuer will pledge to the Indenture Trustee all of the Purchaser's rights against the Seller pursuant to this Agreement as described herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     Section 1.01. Definitions. All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Sale and Servicing Agreement.


                                   ARTICLE II.

                  SALE OF HOME LOANS; PAYMENT OF PURCHASE PRICE

     Section 2.01. Sale of Home Loans. The Seller, concurrently with the execution and delivery of this Agreement and on each date of substitution pursuant to Section 3.05 of the Sale and Servicing Agreement, does hereby sell, assign, set over and otherwise convey to the Purchaser, without recourse, (i) all of its right, title and interest in and to each Home Loan, including the Cut-Off Date Principal Balance, all interest accruing thereon after the Cut-Off Date and all collections in respect of interest and principal received after the Cut-Off Date (excluding the rights to (a) receive prepayment fees and prepayment penalties and (b) interest accrued on the Home Loans up to and including the Cut-Off Date, which rights are retained by the Seller); (ii) the related Mortgages; (iii) property which has been acquired by foreclosure or deed in lieu of foreclosure; (iv) its interest in any insurance policies in respect of the Home Loans and any Insurance Proceeds; (v) the Related Documents; and (vi) all proceeds of any of the foregoing.

     Section 2.02. [RESERVED].

     Section 2.03. Obligations of Seller Upon Sale. In connection with any transfer pursuant to Section 2.01 hereof, the Seller further agrees, at its own expense, on or prior to the Closing Date, or date of substition, as the case may be, (a) to indicate in its books and records that the Home Loans have been sold to the Purchaser or to the Issuer as assignee of the Purchaser and pledged by the Issuer to the Indenture Trustee, as applicable, pursuant to this Agreement and (b) to deliver to the Purchaser and the Indenture Trustee a computer file containing a true and complete list of all such Home Loans specifying for each such Home Loan, as of the Cut-Off Date, (i) its account number and (ii) the Cut-Off Date Principal Balance. Such file, which forms a part of Exhibit A to the Sale and Servicing Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

     Except as specified in Section 2.05(a) of the Sale and Servicing Agreement, in connection with any conveyance hereunder by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Indenture Trustee, on or before the Closing Date the following documents or instruments with respect to each Home Loan (the "Related Documents"):

          (i) the original Debt Instrument, endorsed in blank, with all intervening endorsements showing a complete chain of title from the originator of such Home Loan to the Seller;

          (ii) the original Mortgage, with evidence of recording thereon, provided that if the original Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller shall deliver to the Custodian a certified true copy of such original Mortgage so certified by the Seller, together with a certificate of the Seller certifying that such original Mortgage has been so delivered to such recording office; in all such instances, the Seller shall deliver or cause to be delivered the original recorded Mortgage to the Custodian promptly upon receipt of the original recorded Mortgage;

          (iii) the original Assignment of Mortgage, to "U.S. Bank National Association as Indenture Trustee for United National Home Loan Owner Trust 1999-1", which assignment shall be in form and substance acceptable for recording;

          (iv) if required, the original attorney's opinion of title or the original policy of title insurance, provided that if any such original policy of title insurance has not yet been received by the Seller, the Seller shall have delivered to the Custodian a copy of such policy or a title insurance binder or commitment for the issuance of such policy;

          (v) originals of all intervening assignments of Mortgage, with evidence of recording thereon, showing a complete chain of title from the originator to the Seller, provided that if any such original intervening assignment of Mortgage has been delivered for recording to the appropriate public recording office of the jurisdiction in which the Mortgaged Property is located but has not yet been returned to the Seller by such recording office, the Seller may have delivered to the Custodian a certified true copy of such original assignment of Mortgage so certified by the Seller, together with a certificate of the Seller certifying that such original assignment of Mortgage has been so delivered to such recording office; in all such instances, the Seller shall deliver or cause to be delivered any such original assignments to the Custodian promptly upon receipt thereof; and

          (vi) originals of all assumption, modification, consolidation or substitution agreements, if any.

     The Seller hereby confirms to the Indenture Trustee that it has made the appropriate entries in its general accounting records, to indicate that such Home Loans have been transferred to the Purchaser by the Seller and to the Issuer by the Purchaser and pledged to the Indenture Trustee by the Issuer and constitute part of the Trust Estate in accordance with the terms of the Sale and Servicing Agreement.

     The Seller further hereby confirms to the Purchaser that, as of the Closing Date it has caused the portions of its ledgers relating to the Home Loans maintained by the Seller to be clearly and unambiguously marked to indicate that the Home Loans have been sold to the Purchaser or the Issuer as assignee of the Purchaser and pledged to the Indenture Trust by the Issuer, as applicable. The ledger shall indicate that the Home Loans are held by the Indenture Trustee in its capacity as custodian of the United National Home Loan Trust 1999-1.

     In all instances where the original recorded Mortgage is not delivered as provided in clause (ii) above and instances where intervening assignments with evidence of recording thereon called for by clause (iii) above (other than with respect to an Assignment of Mortgage to be prepared by the Indenture Trustee) and clause (v) above (other than with respect to the intervening assignment from Keystone or KMC, as the case may be, to the Seller to be prepared by the Indenture Trustee pursuant to Section 2.05(a) of the Sale and Servicing Agreement), are unavailable, the Seller will deliver or cause to be delivered the original recorded Mortgage and intervening assignments with evidence of recording thereon, as applicable, to the Indenture Trustee, as assignee of the Issuer, promptly upon receipt thereof but in no event later than one year after the Closing Date.

     The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Home Loans and other property, now existing and hereafter created or conveyed to it pursuant to Section 2.01.

     The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Home Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Home Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Home Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Sale and Servicing Agreement.

     Section 2.04. Payment of Purchase Price for the Home Loans. (a) In consideration of the sale of the Home Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees (i) to pay to the Seller on the Closing Date by transfer of immediately available funds, an amount equal to the sum of $138,229,024.78 (which sum is net of certain fees and expenses agreed to by the Seller) in respect of the Home Loans, and (ii) to deliver to the Seller or cause to be delivered to the Seller the Certificates including the Residual Interest Certificate, registered in the name of the Seller or its designee. The Seller shall pay, and be billed directly for, all expenses incurred by the Purchaser or the Issuer in connection with the issuance of the Securities, including, without limitation, printing fees incurred in connection with the prospectus supplement and the prospectus relating to the Securities, blue sky registration fees and expenses, fees and expenses of Purchaser's counsel, fees of the rating agencies requested to rate the Securities, accountant's fees and expenses and the fees and expenses of the Owner Trustee, the Co-Owner Trustee and the Indenture Trustee and other out-of-pocket costs, if any.

     (b) Other than as specified in Section 2.05(a) of the Sale and Servicing Agreement, within 30 days of the Closing Date, the Seller, at its own expense, shall submit for recording each Assignment of Mortgage in favor of the Indenture Trustee as transferee of the Issuer pursuant to the Sale and Servicing Agreement in the appropriate real property or other records. With respect to any Assignment of Mortgage as to which the related recording information is unavailable within the applicable time period set forth above, such Assignment of Mortgage shall be submitted for recording within 30 days after receipt of such information but in no event later than one year from the date such Assignment of Mortgage is otherwise required to be recorded pursuant to this
Section 2.04(b) unless such Assignment of Mortgage is prepared and submitted for recordation by the Indenture Trustee. The Indenture Trustee shall be required, pursuant to the Sale and Servicing Agreement, to retain a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Seller shall, or shall cause the Indenture Trustee to, promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be, and shall be required to submit each such Assignment of Mortgage for recording. With respect to any "Non-Recordation" State, the Seller may provide to the Indenture Trustee (and to each Rating Agency, in the case of any state in which 5% or more by Principal Balance as of the Cut-Off Date of the Mortgaged Properties are located), an opinion of counsel in a form reasonably acceptable to the Indenture Trustee (and, where applicable, to each Rating Agency), to the effect that, as to any Home Loan with respect to which the related Mortgaged Property is located in such state, recordation of an assignment of the Mortgage in such state is not necessary to transfer title to the related Mortgage Note to the Issuer or to pledge to the Indenture Trustee the Issuer's rights under such Mortgage Note in respect of which the Mortgaged Property is located in such state. Any failure of the Seller to comply with this Section shall result in the obligation of the Seller to repurchase or substitute an Eligible Substitute Home Loan for the related Home Loan pursuant to the provisions of the Sale and Servicing Agreement.

                                  ARTICLE III.

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

     Section 3.01. Seller Representations and Warranties Relating to the Home Loans. The Seller represents and warrants to the Purchaser that with respect to the Home Loans as of the Closing Date or date of substitution with respect to each Qualified Substitute Home Loan, each of the representations and warranties contained in Section 3.03 of the Sale and Servicing Agreement, with the same force and effect as if fully set forth herein, is true and correct as of the Closing Date or date of substitution, as the case may be.

     With respect to the representations and warranties set forth in this
Section 3.01 that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Servicer or the Indenture Trustee as set forth in the Sale and Servicing Agreement that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Home Loan then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     With respect to any breach of a representation or warranty set forth in this Section 3.01, the Seller shall cure, repurchase or substitute in accordance with the Sale and Servicing Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive the sale and assignment of the Home Loans to the Purchaser.

     Section 3.02. Seller Representations and Warranties. The Seller hereby represents and warrants to the Purchaser that as of the Closing Date or as of such date specifically provided herein:

     (i) The Seller is a national banking association duly organized, validly existing and in good standing under the laws of the jurisdiction of its creation and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) its performance of its obligations under this Agreement, (c) the value or marketability of the Home Loans or (d) the ability to foreclose on the related Mortgaged Properties;

     (ii) The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute its legal, valid and binding obligation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

     (iii) The Seller holds all necessary licenses, certificates and permits from all government authorities necessary for conducting its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

     (iv) The execution, delivery and performance of this Agreement by it will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its Articles of Association or Bylaws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to, any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound;

     (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to its knowledge threatened, against the Seller or any of its properties or with respect to this Agreement or the Securities which in its opinion has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;

     (vi) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading;

     (vii) The transactions contemplated by this Agreement are in the ordinary course of the Seller's business;

     (viii) The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Home Loans, nor is the Seller aware of any pending insolvency;

     (ix) The Seller is not in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller's condition (financial or otherwise) or operations or any of the Seller's properties or materially and adversely affect the performance of any of its duties hereunder;

     (x) There are no actions or proceedings against, or investigations of, it pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit the Seller from entering into this Agreement and the Sale and Servicing Agreement,
(B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the Seller's performance of any of its respective obligations under, or the validity or enforceability of, this Agreement and the Sale and Servicing Agreement;

     (xi) The Seller represents and warrants that it did not sell the Home Loans to the Depositor as Purchaser under this Agreement with any intent to hinder, delay or defraud any of its creditors; and the Seller will not be rendered insolvent as a result of the sale of the Home Loans to the Depositor as Purchaser under this Agreement;

     (xii) The Seller represents and warrants that it acquired title to the Home Loans in good faith, without notice of any adverse claim; and

     (xiii) The Seller represents and warrants that the transfer, assignment and conveyance of the Debt Instruments and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

     Section 3.03. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Seller as of the Closing Date or as of such date specifically provided herein:

     (i) this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity); and

     (ii) the Purchaser has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted.

     Section 3.04. Remedies for Breach. With respect to a breach of any representation or warranty set forth in Section 3.01 or Section 3.02, the Seller hereby agrees to comply with the remedy provisions set forth in Section 3.05 of the Sale and Servicing Agreement with respect thereto.

                                  ARTICLE IV.

                               SELLER'S COVENANTS

     Section 4.01. Covenants of the Seller. The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Home Loan, or any interest therein; the Seller will notify the Indenture Trustee, as assignee of the Purchaser's assignee, of the existence of any lien on any Home Loan immediately upon discovery thereof; and the Seller will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Home Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this
Section 4.01 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Home Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                                   ARTICLE V.

                                   [RESERVED]

                                   ARTICLE VI.

                                   TERMINATION

     Section 6.01. Termination. The respective obligations and responsibilities of the Seller and the Purchaser created hereby shall terminate, except for the Purchaser's and the Seller's indemnity obligations as provided herein, upon the termination of the Trust as provided in Article XI of the Sale and Servicing Agreement.

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

     Section 7.01. Amendment. This Agreement may be amended from time to time by the Seller and the Purchaser by written agreement signed by the Seller and the Purchaser.

     Section 7.02. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 7.03. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

                  if to the Seller:

                  United National Bank
                  514 Market Street
                  Parkersburg, WV 26101
                  Attention: President

or such other address as may hereafter be furnished to the Purchaser in writing by the Seller.

                  if to the Purchaser:

                  Bear Stearns Asset Backed Securities, Inc.
                  245 Park Avenue
                  New York, NY 10167
                  Attention: Asset Backed Securities

or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

     Section 7.04. Severability of Provisions. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

     Section 7.05. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

     Section 7.06. Further Agreements. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of the Securities.

     Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Home Loans from the Seller, the Seller will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in or collaterized by the Home Loans. In that connection, the Seller will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably required in connection with such transactions and the offering of the Notes.

     Section 7.07. Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Home Loans rather than pledging the Home Loans to secure a loan by the Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for all purposes (other than Federal income tax purposes) as a sale by the Seller, and a purchase by the Purchaser, of the Home Loans. The Purchaser and its assignees will have the right to review the Home Loans and the related Home Loan Files to determine the characteristics of the Home Loans which will affect the consequences of owning the Home Loans and the Seller will cooperate with all reasonable requests made by the Purchaser and its assignees in the course of such review.

     Section 7.08. Successors and Assigns: Assignment of Purchase Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and the Indenture Trustee. The obligations of the Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser, which consent shall be at the Purchaser's sole discretion except that the Purchaser acknowledges and agrees that the Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Home Loans for the purpose of assigning them to the Issuer and that the Issuer will pledge the Home Loans and other property described herein to the Indenture Trustee as collateral for the Notes. As an inducement to the Purchaser to purchase the Home Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Issuer and the pledge by the Issuer to the Indenture Trustee of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to Home Loans pledged to such Indenture Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Indenture Trustee under the Sale and Servicing Agreement. Such enforcement of a right or remedy by the Indenture Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

     Section 7.09. Survival. The representations and warranties set forth in Sections 3.01 and 3.02 shall survive the purchase of the Home Loans hereunder and the issuance of the Securities.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Home Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year first above written.

                                    BEAR STEARNS ASSET BACKED
                                    SECURITIES, INC.,
                                      as Purchaser


                                    By: /s/ Matthew Perkins
                                        --------------------------------
                                        Name:  Matthew Perkins
                                        Title: Managing Director

                                    UNITED NATIONAL BANK,
                                    as Seller

                                    By: /s/ Joe L. Wilson
                                        --------------------------------
                                        Name:  Joe L. Wilson
                                        Title: Executive Vice President


STATE OF NEW YORK          )
                           )ss.:
COUNTY OF NEW YORK         )

          On the 24th day of March 1, 1999 before me, a Notary Public in and for said State, personally appeared Matthew Perkins, known to me to be a
Managing Director of BEAR STEARNS ASSET BACKED SECURITIES, INC., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

/s/ Clarice Zanani
------------------
Notary Public


STATE OF WEST VIRGINIA     )
                           )ss.:
COUNTY OF OHIO             )

          On the 24th day of March 1999 before me, a Notary Public in and for said State, personally appeared Joe L. Wilson, known to me to be an Executive Vice President of UNITED NATIONAL BANK, the company that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


/s/ Kelly J. Lauri
------------------
Notary Public

SCHEDULE I

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